Exhibit 4.20

EXECUTION COPY

ANTHEM, INC.

and

THE BANK OF NEW YORK

                                Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 27, 2004

Supplement to Senior Note Indenture Dated as of December 31, 2002

3.50% Notes due 2007

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of August 27, 2004, between ANTHEM, INC., an Indiana corporation (hereinafter called the “Company”), having its principal office at 120 Monument Circle, Indianapolis, Indiana 46204 and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (hereinafter called the “Trustee”) under the Indenture (as hereinafter defined).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee the Senior Note Indenture, dated as of December 31, 2002 (herein called the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s unsecured promissory notes or other evidences of indebtedness (herein and in the Indenture called the “Securities”), the forms and terms of which are to be determined as set forth in Section 2.01 of the Indenture; and

WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Indenture for, among other things, the purpose of (a) establishing the form or terms of Securities of any series and (b) changing or adding new provisions to the Indenture in certain circumstances; and

WHEREAS, the Company desires to create a series of the Securities in a total aggregate principal amount of U.S. $200,000,000, which series shall be designated as the 3.50% Notes due 2007 (the “2007 Notes”), and all action on the part of the Company necessary to authorize the issuance of the 2007 Notes under the Indenture and this First Supplemental Indenture has been duly taken; and

WHEREAS, all acts and things necessary to make the 2007 Notes, when executed by the Company and authenticated and delivered by the Trustee as provided in the Indenture and this First Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

That in consideration of the premises and the issuance of the 2007 Notes, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit (subject to the provisions of the Indenture) of the respective holders from time to time of the 2007 Notes and of all other Securities, as follows:

ARTICLE ONE

CREATION OF THE NOTES

SECTION 1.1. Designation of Series. Pursuant to the terms hereof and Section 2.01 of the Indenture, the Company hereby creates a series of Securities designated as the 3.50% Notes due 2007, which 2007 Notes shall be deemed “Securities” for all purposes under the Indenture.

SECTION 1.2. Form of Notes. The form of the 2007 Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The 2007 Notes shall bear interest, be payable and have such other terms as are stated in said form of 2007 Notes attached hereto as Exhibit A and in the Indenture, as supplemented by this First Supplemental Indenture.

SECTION 1.3. Stated Maturity. The 2007 Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on September 1, 2007 (the “Stated Maturity”).

SECTION 1.4. Limit on Amount of Series. The 2007 Notes shall not exceed U.S. $200,000,000 in aggregate principal amount Outstanding under the Indenture at any time. The 2007 Notes may, upon the execution and delivery of this First Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said 2007 Notes upon the delivery of a Company Order.

SECTION 1.5. Redemption. The 2007 Notes shall not be redeemable at the option of the Company prior to their Stated Maturity.

SECTION 1.6. No Sinking Fund. No sinking fund will be provided with respect to the 2007 Notes.

SECTION 1.7. Notes Not Convertible or Exchangeable. The 2007 Notes will not be convertible or exchangeable for other securities or property.

SECTION 1.8. Issuance of Notes; Selection of Depository. The 2007 Notes shall be issued as Global Securities in registered form, without coupons. The initial Depository for the 2007 Notes shall be The Depository Trust Company.

SECTION 1.9. No Additional Amounts. No additional amounts shall be payable with respect to the Notes.

ARTICLE TWO

APPOINTMENT OF THE TRUSTEE AS AGENT AND REGISTRAR;

PLACE OF PAYMENT

SECTION 2.1. Appointment of Trustee as Agent. Pursuant and subject to the Indenture, the Company hereby constitutes the Trustee to act as the principal paying agent for the 2007 Notes, effective upon execution and delivery of this First Supplemental Indenture. By execution and delivery of this First Supplemental Indenture, the Trustee hereby accepts appointment as paying agent with respect to the 2007 Notes, and agrees to serve as paying agent upon the terms and conditions set forth in the Indenture and in this First Supplemental Indenture. Pursuant to Section 4.02 of the Indenture, the Company hereby designates the Corporate Trust Office of the Trustee as the office of the Company where the 2007 Notes may be presented for payment, where 2007 Notes may be presented for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the 2007 Notes, the Indenture and this First Supplemental Indenture may be given or served; provided that there shall at all times be a Place of Payment in respect of the 2007 Notes at the office or agency of the Trustee in The City of New York, New York, and the Company hereby appoints the Trustee and such office or agency for such purpose. The Company hereby appoints the Trustee as its agent for all such purposes and the Trustee hereby accepts its appointment for such purposes.

SECTION 2.2. Appointment of Trustee as Registrar. Pursuant to Section 2.05(b) of the Indenture, the Company hereby appoints the Trustee to act as Security Registrar for the 2007 Notes.

SECTION 2.3. Rights, Powers, Duties and Obligations of the Trustee. Any rights, powers, privileges, immunities, duties and obligations by any provisions of the Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the 2007 Notes.

ARTICLE THREE

DEFEASANCE

SECTION 3.1. Defeasance Applicable to Notes. Pursuant to Section 11.01 of the Indenture, the Company, will have (i) the option of legal defeasance of the 2007 Notes and (ii) the option of covenant defeasance, in each case, upon the terms and conditions contained in Article Eleven of the Indenture.

ARTICLE FOUR

AMENDMENTS

SECTION 4.1. The definition of “Corporate Trust Office” contained in Section 1.01 of the Indenture is hereby amended to read in its entirety as follows:

“Corporate Trust Office: The term ‘Corporate Trust Office’ shall mean the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Indenture is located at 101 Barclay Street, Floor 8W, New York, New York, 10286; Attention: Corporate Trust Division — Corporate Finance Unit, or such other office or address as the Trustee may designate from time to time by notice to Company.”

SECTION 4.2. Section 2.11 of the Indenture is hereby amended by adding the following subsection:

“(d) Members of or participants (collectively, the “Participants”) in the Depository shall have no rights under this Indenture with respect to any Global Security held on their behalf by or on behalf of the Depository, and such Depository or its nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security, including but not limited to the granting of proxies or other authorization of Participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.”

ARTICLE FIVE

MISCELLANEOUS

SECTION 5.1. Execution as Supplemental Indenture. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, the Indenture shall be and be deemed to be modified and amended in accordance herewith, and all of the terms and conditions of this First Supplemental Indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture.

SECTION 5.2. Responsibility for Recitals, Etc. The recitals herein and in the 2007 Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the 2007 Notes. The Trustee shall not be accountable for the use or application by the Company of the 2007 Notes or of the proceeds thereof.

SECTION 5.3. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this First Supplemental Indenture shall bind the Company’s successors and assigns whether so expressed or not.

SECTION 5.4. New York Contract. This First Supplemental Indenture and each 2007 Note shall be governed by and construed in accordance with the laws of the state of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute).

SECTION 5.5. Execution and Counterparts. This First Supplemental Indenture may be executed with counterpart signature pages or in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

SECTION 5.6. Defined Terms. Terms defined in the Indenture and used and not otherwise defined in this First Supplemental Indenture shall have the respective meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

ANTHEM, INC.

By:	/s/ MICHAEL L. SMITH
Name:	Michael L. Smith
Title:	Executive Vice President and Chief Financial and Accounting Officer

Attest:	/s/ MICHAEL C. WYATT
Name:	Michael C. Wyatt
Title:	Executive Counsel and Asst. Secretary

THE BANK OF NEW YORK, as Trustee

By:	/s/ STEVEN D. TORGESON
Name:	Steven D. Torgeson
Title:	Vice President

EXHIBIT A TO FIRST SUPPLEMENTAL INDENTURE

FORM OF 2007 NOTE

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.11 OF THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

ANTHEM, INC.

3.50% NOTE DUE 2007

No.	U.S. $200,000,000
CUSIP NO. 03674B AE 4

Anthem, Inc., a corporation duly organized and existing under the laws of the State of Indiana (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of U.S. $200,000,000 on September 1, 2007, and to pay interest thereon from August 27, 2004, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 in each year, commencing March 1, 2005, at the rate of 3.50% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (the “Regular Record Date”). Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a date to be fixed by the Trustee for the payment of such Defaulted Interest (“Special Record Date”), notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest payable at the Stated Maturity date (if other than an Interest Payment Date) shall be payable upon surrender of this Security at the office of the paying agent.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ANTHEM, INC.
Dated: ______________

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated in accordance with, and referred to in, the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Note Indenture, dated as of December 31, 2002 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $200,000,000.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the supplement thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions for the waiver of compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences only with the consent of the Holders of each Security then Outstanding and affected thereby. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, and unless the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in respect of such Event of Default as Trustee and offered the Trustee such reasonable indemnity as it may require, and the Trustee shall have failed to institute any such action, suit of proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement and any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company designated for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for a like aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.